Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268347

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 22, 2022)

Wallbox N.V.

Up to $100,000,000

Class A Shares

We have entered into an equity distribution agreement, with Canaccord Genuity LLC (“Canaccord Genuity”) and Oppenheimer & Co. Inc. (“Oppenheimer”), dated April 3, 2023 (the “Equity Distribution Agreement”), relating to the sale of our Class A ordinary shares, nominal value €0.12 per share (the “Class A Shares”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Equity Distribution Agreement, under this prospectus supplement we may offer and sell our Class A Shares, having an aggregate offering price of up to $100,000,000 from time to time through Canaccord Genuity or Oppenheimer, acting as our sales agents.

Sales of our Class A Shares, if any, under this prospectus supplement will be made in one or more transactions, including block transactions, through sales deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including to or through a market maker, on or through The New York Stock Exchange (the “NYSE”) or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, through a combination of any such methods of sale, or any other method permitted by law. Canaccord Genuity and Oppenheimer are not required to sell any specific amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord Genuity and Oppenheimer will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Equity Distribution Agreement. In connection with the sale of the Class A Shares on our behalf, Canaccord Genuity and Oppenheimer may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of Canaccord Genuity and Oppenheimer may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord Genuity and Oppenheimer with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-36 for additional information regarding the compensation to be paid to Canaccord Genuity and Oppenheimer.

Our Class A Shares are listed on The New York Stock Exchange (“NYSE”) under the symbol “WBX.” On March 31, 2023, the closing sale price as reported on NYSE of our Class A Shares was $4.89 per share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. Please see “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” beginning on page S-6.

INVESTING IN OUR CLASS A SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR CLASS A SHARES.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Canaccord Genuity	Oppenheimer & Co.

The date of this prospectus supplement is April 3, 2023.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may from time to time sell our Class A Shares under a prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the Class A Shares that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not, and Canaccord Genuity and Oppenheimer have not, authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

When we refer to “Wallbox,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap), and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the Class A Shares offered hereunder.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements incorporated by reference herein were prepared in accordance with accounting principles generally accepted in the United States of America. We present our consolidated financial statements in euros and in accordance with IFRS as issued by the IASB. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless otherwise indicated, all references in this prospectus supplement to “€,” “euro,” “EUR” or “cents” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the treaty establishing the European Community, as amended. All references to “$,” “US$” or “U.S. dollars” are to the lawful currency of the United States.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

The Wallbox name, logos and other trademarks and service marks of Wallbox appearing in this prospectus supplement are the property of Wallbox. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus supplement are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus supplement contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus supplement are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “target,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus supplement include, but are not limited to, statements concerning our operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus supplement including, without limitation, in the sections titled “Operating and Financial Review and Prospects,” and “Information on the Company” included in our Annual Report on Form 20-F. The risks and uncertainties include, but are not limited to:

•	the growth of the global EV market;

•	our ability to realize grow and manage growth, which may be affected by, among other things, competition;

•	the availability of, and our access to, subsidies and other incentives provided by the public sector in countries or regions where we operate;

•	our ability to produce and deliver products on a timeline to take advantage of such programs;

•	the outcome and timing of the development of our charging and energy management technology and related manufacturing processes;

•	our ability to expand sales and installations of our charging station product;

•	our development of and capital expenditures relating to our manufacturing and production capabilities;

•	the possibility that the expected timeframe for, and other expectations regarding the development and performance of, our products will differ from current assumptions;

•	intense competition in the electric vehicle charging space;

•	inflationary pressures and our ability to raise prices to keep up with inflation;

•	health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on our business, operating results and financial condition;

•	failure to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel;

•	legal proceedings;

•	compliance with the continued listing standards of the NYSE;

•	volatility in the market price of our ordinary shares;

•	a loss or disruption with respect to our supply or manufacturing partners;

•	delays in the development of new products and product innovations;

•	the war between Russia and Ukraine;

•	our internal control over financial reporting;

•	product recalls or withdrawals, litigation or regulatory enforcement actions and/or material product liability claims;

•	the inability to obtain patents or otherwise protect our technology and intellectual property from unauthorized use by third parties;

•	governmental regulation and other legal obligations related to privacy;

•	data protection and information security, and related governmental enforcement actions, litigation, fines and penalties or adverse publicity; and

•	other economic, business, and/or competitive factors.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in our Annual Report on Form 20-F incorporated by reference into this prospectus supplement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date hereof or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports it will file from time to time with the SEC after the date of this prospectus supplement.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date thereof. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus supplement and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on its behalf.

MARKET AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any free writing prospectus we may provide to you in connection with this offering may include, market, demographic and industry data and forecasts related to our business that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.

In addition, market, demographic and industry data and forecasts involve estimates, assumption and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus supplement. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement, including the information set forth in the section titled “Risk Factors” in this prospectus supplement, and the other information incorporated by reference in this prospectus supplement.

Unless otherwise stated or the context otherwise indicates, references to the “Company”, “we”, “our”, “us” or “Wallbox” refer to Wallbox N.V., together with its subsidiaries, or, as the context may require.

Our Company

We believe we are a global leader in smart electric vehicle charging and energy management applications. Founded in 2015, we create smart charging systems that combine innovative technology with outstanding design and that manage the communication between user, vehicle, grid, building and charger.

Our mission is to facilitate the adoption of electric vehicles today to make more sustainable use of energy tomorrow. By designing, manufacturing, and distributing charging solutions for residential, business, and public use, we intend to lay the infrastructure required to meet the demands of mass electric vehicle (“EV”) ownership everywhere. We believe our customer-centric approach to our holistic hardware, software, and service offering allows us to solve existing barriers to EV adoption as well as anticipate opportunities soon to come. We are committed to creating solutions that will not only allow for faster, simpler EV charging but that will also change the way the world uses energy.

Our smart charging product portfolio includes Level 2 alternating current (“AC”) chargers (“Pulsar Plus”, “Commander 2” and “Copper SB”) for home and business applications, and direct current (“DC”) fast chargers (“Supernova” and “Hypernova”) for public applications. We also offer the world’s first bi-directional DC charger for the home (“Quasar” and “Quasar 2”), which allows users to both charge their electric vehicle and use the energy from the car’s battery to power their home or business, or send stored energy back to the grid. Our proprietary residential and business software “myWallbox” gives users and charge point owners complete control over their private charging and energy management activities. Meanwhile, our dedicated semi-public and public charging software platform “Electromaps” enables drivers to locate and transact with all public charging stations registered to its brand-agnostic charger database and also allows charge point operators to manage their public charging stations at scale.

As of December 31, 2022, we had over 1,250 employees across four continents and sold over 420,000 units across over 113 countries. Our products are currently manufactured in Spain, China, and the United States, where we opened our first U.S. manufacturing facility in Arlington, Texas in October 2022. We remained committed to increasing our worldwide presence and believe the EV market will continue to grow as more countries commit government funds towards climate investments with the aim of reducing CO2 emissions. We believe these regulatory support packages, including the NEVI and Inflation Reduction Act programs in the United States and the European Green Deal, will boost the EV sector significantly.

Through our vertically-integrated model, we keep development cycles short, enabling an accelerated time to market. Furthermore, we expect our compliance with complex certification requirements paired with our focus on engineering excellence will power our rapid growth as the global supplier of first-class charging products.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:

•

an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•

the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•

the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•	the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus supplement. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers, or other U.S. domestic public companies in which you have made an investment.

Corporate Information

We are a Dutch public limited liability company (naamloze vennootschap). We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 83012559. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands. Our principal executive offices are located at Carrer del Foc, 68 Barcelona, Spain 08038, and our telephone number is +34 930 181 668, and our website is www.wallbox.com. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus supplement or our other filings with the SEC, and should not be relied upon.

THE OFFERING

Issuer	Wallbox N.V.

Class A Shares offered by us	Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”), having an aggregate offering price of up to $100,000,000.

Class A Shares to be outstanding immediately after this offering	Up to 192,217,042 Class A Shares, assuming the sale of 20,449,898 Class A Shares in this offering at a public offering price of $4.89 per share, which was the last reported sale price of our Class A Shares on the New York Stock Exchange on March 31, 2023. The actual number of Class A Shares issued will vary based on the actual public offering prices per share in this offering, the actual number of Class A Shares sold in this offering and other terms of the offering determined at the time our Class A Shares are sold pursuant to this prospectus supplement.

Manner of Offering	Sales of our Class A Shares, if any, under this prospectus supplement will be made in one or more transactions, including block transactions, through sales deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, through a combination of any such methods of sale, or any other method permitted by law, in each case, from time to time through our sales agents, Canaccord Genuity and Oppenheimer. See “Plan of Distribution” on page S-36.

Use of Proceeds	We anticipate that we will use the net proceeds of this offering for general corporate purposes including but not limited to the funding of capital expenditures, working capital, production, research and development and potential acquisitions.

See “Use of Proceeds” on page S-14 for more information.

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, for a discussion of factors to consider carefully before deciding to purchase our Class A Shares.

The New York Stock Exchange Symbol	“WBX.”

The number of our Class A Shares outstanding after this offering is based on 171,767,144 Class A Shares (as set forth in our Form 20-F for the year ended December 31, 2022 and assuming conversion of all outstanding Class B Shares) outstanding as of December 31, 2022, and excludes:

•	6,238,316 Class A Shares issuable upon the exercise of options outstanding as of December 31, 2022, with a weighted-average exercise price of $0.0021 per share;

•	4,523,784 Class A Shares issuable upon the vesting of restricted stock units outstanding as of December 31, 2022;

•	1,285,619 Class A Shares reserved for future issuance under our 2021 Equity Incentive Plan as of December 31, 2022; and

•	14,142,839 Class A Shares issuable upon the exercise of warrants to purchase Class A Shares (“Warrants”).

Subsequent to December 31, 2022:

•	we granted options to purchase 38,160 Class A Shares, with a weighted-average exercise price of $0.0021 per share; and

•	we granted 147,318 restricted stock units; and

•	we issued warrants to purchase up to 1,007,894 Class A Shares.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options, no vesting and settlement of outstanding restricted stock units and no conversion of outstanding Class B Shares or Warrants.

RISK FACTORS

Investment in our Class A Shares offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our Class A Shares, you should carefully consider the risks and uncertainties described below, in the documents incorporated by reference into this prospectus supplement, including in the “Risk Factors” section of our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 incorporated by reference into this prospectus supplement and the accompanying prospectus, and in our updates, if any, to those risk factors in our Current Reports on Form 6-K incorporated by reference into this prospectus supplement and the accompanying prospectus, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus as well as the following risks before making an investment decision. The occurrence of any of these risks might cause you to lose all or part of your investment in our Class A Shares. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our Current Reports on Form 6-K incorporated by reference into this prospectus supplement. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors. The risks and uncertainties described below are not the only ones we face.

Risks Related to this Offering

The Class A Shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our Class A Shares in this offering at different times will likely pay different prices.

Investors who purchase our Class A Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of Class A Shares sold, and subject to certain limitations in the equity distribution agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their Class A Shares and dilution as a result of sales made at prices lower than the prices they paid.

If you purchase Class A Shares in this offering, you will suffer immediate dilution of your investment.

The public offering price of our Class A Shares may exceed the as adjusted net tangible book value per ordinary share. Therefore, if you purchase Class A Shares in this offering, you may pay a price per Class A Share that substantially exceeds our as adjusted net tangible book value per Class A Share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. In addition, to the extent we need to raise additional capital in the future and we issue additional Class A Shares or securities convertible or exchangeable for our Class A Shares, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A Shares offered in this offering.

Assuming that an aggregate of 20,449,898 of our Class A Shares are sold at a price of $4.89 per share pursuant to this prospectus supplement, which was the last reported sale price of our Class A Shares on NYSE on March 31, 2023, for aggregate gross proceeds of $100,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.86 per Class A Share, representing the difference between our as adjusted net tangible book value per Class A Share as of December 31, 2022, after giving effect to this offering and the assumed offering price. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below.

Future sales, or the possibility of future sales, of a substantial number of our Class A Shares could adversely affect the price of the shares and dilute shareholders. The raising of additional funds with debt financing may restrict our operations.

Future sales of a substantial number of our Class A Shares, or the perception that such sales will occur, could cause a decline in the market price of our Class A Shares. Pursuant to the at-the-market program, and potentially other offerings, we plan at this time to continue to raise money to fund our operations through the issuance of our equity securities. If our existing shareholders sell substantial amounts of Class A Shares in the public market, or the market perceives that such sales may occur, the market price of our Class A Shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected. In addition, we have registered on a Form S-8 registration statement all Class A Shares that we may issue under our equity compensation plans. As a result, these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

If we sell Class A Shares, convertible securities or other equity securities, existing shareholders may be diluted by such sales, and in certain cases new investors could gain rights superior to our existing shareholders. Any sales of our Class A Shares, or the perception that such sales could occur, could have a negative impact on the trading price of our shares.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These covenants could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure program.

Our Class A Share price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid. The sale or resale of substantial amounts of our Class A Shares could adversely affect the market price of our Class A Shares.

The market price for our Class A Shares is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as fluctuations in financial results, our ability to execute our business plan or changes in securities analysts’ recommendations. In addition, our ordinary shares have been and may continue to be affected by limited trading volume. Each of these factors, among others, could harm your investment in our Class A Shares and could result in you being unable to resell the Class A Shares that you purchased at a price equal to or above the price you paid.

We have broad discretion in the use of the net proceeds from this offering, and we may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used effectively. Our management might not apply the net proceeds in ways that ultimately increase or maintain the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. In addition, our failure to effectively apply the net proceeds from this offering could have a material adverse effect on our business, results of operations, financial condition and prospects.

It is not possible to predict the aggregate proceeds resulting from sales made under the Equity Distribution Agreement.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Canaccord Genuity and Oppenheimer at any time throughout the term of the Equity Distribution Agreement. The number of Class A Shares that are sold through Canaccord Genuity and Oppenheimer after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A Shares during the sales period, any limits we may set with Canaccord Genuity and Oppenheimer in any applicable placement notice and the demand for our Class A Shares. Because the price per share of each share sold pursuant to the Equity Distribution Agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the Equity Distribution Agreement.

We may be unable to, or may choose not to, pay dividends on our Class A Shares.

We have never declared or paid any dividends on our Class A Shares and we do not currently plan to pay any dividends at this time or for the foreseeable future. Any future payments of dividends, and the amount of any dividends we pay, on our Class A Shares will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries to distribute cash to us, as well as other factors that our board of directors may consider relevant. In addition, under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus the reserves required to be maintained by Dutch law or our Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed. See “Dividend Policy.”

USE OF PROCEEDS

We may issue and sell our Class A Shares having aggregate gross sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We anticipate that we will use the net proceeds of this offering for general corporate purposes including but not limited to the funding of capital expenditures, working capital, production, research and development and potential acquisitions.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the consummation of this offering or the amounts that we will actually spend on the uses set forth above. However, we have no current plan, commitments or obligations to do so. As a result, our management and board of directors (“Board”) will have broad discretion in applying the net proceeds of this offering, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. See “Risk Factors—We have broad discretion in the use of the net proceeds from this offering, and we may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.”

CAPITALIZATION AND INDEBTEDNESS

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference in this prospectus supplement and the information under “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F. Our historical results do not necessarily indicate our expected results for any future periods.

As of December 31, 2022
(€) in thousands
Cash and cash equivalents	€83,308

Non-current debt:
Loans and borrowings(1)	44,359
Lease liabilities	24,657

Total non-current debt	€69,016

Equity(2):
Share capital	45,769
Share premium	378,240
Accumulated deficit	(306,696)
Other equity components	41,240
Foreign currency translation reserve	10,597

Total equity attributable to owners of the Company	169,150

Total capitalization	€238,166

(1)

Does not reflect that subsequent to December 31, 2022, we entered into a Facility Agreement with Banco Bilbao Vizcaya Argentaria S.A. (the “BBVA Facility”) for a term loan commitment of €25.0 million, which amount was fully drawn down and we received an amount of €24.6 million after deducting fees and expenses.

(2)

Excludes the impact of shares that are issuable upon (i) the exercise of outstanding options to purchase Class A Shares held by certain of our current and former directors and employees; and (ii) the exercise of outstanding warrants, including warrants issued subsequent to December 31, 2022 in connection with the BBVA Facility. See “The Offering.”

DIVIDEND POLICY

We have never declared or paid any dividends on our Class A Shares. We expect to retain all earnings, if any, generated by our operations for the development and growth of our business and do not anticipate paying any dividends to our shareholders in the foreseeable future. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus the reserves required to be maintained by Dutch law or our Articles of Association and (if it concerns a distribution of profits) after adoption of our statutory annual accounts by our general meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from our reserves will be at the discretion of the Board and will depend upon a number of factors, including our results of operations, earnings, cash flow, financial condition, future prospects, contractual restrictions, capital investment requirements, restrictions imposed by applicable law and other factors considered relevant by the Board. See “Risk Factors—We may be unable to, or may choose not to, pay dividends on our Class A Shares.”

DILUTION

If you invest in our Class A Shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price you pay in this offering and the net tangible book value per Class A Share after this offering.

Our net tangible book value as of December 31, 2022 was $101.4 million (€93.2 million), or $0.59 per Class A Share (€0.54 per Class A Share), based on 171,767,144 Class A Shares (as set forth in our Form 20-F for the year ended December 31, 2022) assuming conversion of all Class B Shares into Class A Shares then outstanding and on a conversion rate of EUR 1 to USD 1.0875 as of March 31, 2023. Net tangible book value per Class A Share represents the amount of our total assets less our total liabilities, excluding intangible assets, divided by 171,767,144, the total number of our Class A Shares issued and outstanding at December 31, 2022.

After giving effect to the assumed sale by us of our Class A Shares in the aggregate amount of $100 million at an assumed public offering price of $4.89 per share (the last sale price of our Class A Shares on March 31, 2023 as reported on NYSE), less the estimated commissions and estimated offering expenses payable by us, our net tangible book value at December 31, 2022 would have been $197.3 million, or $1.03 per Class A Share. This represents an immediate increase in net tangible book value of $0.44 per Class A Share to existing shareholders and an immediate dilution of $5.33 per Class A Share to investors in this offering. The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of Class A Shares sold and other terms of the offering determined at the time our Class A Shares are sold pursuant to this prospectus supplement. The Class A Shares sold in this offering, if any, will be sold from time to time at various prices.

The following table illustrates this dilution on a per-share basis:

Assumed public offering price per Class A Share		$4.89
Net tangible book value per Class A Share as of December 31, 2022	$0.59
Increase per share attributable to new investors purchasing Class A Shares in this offering	0.44

As adjusted net tangible book value per Class A Share after giving effect to this offering		1.03

Dilution per Class A Share to new investors		$3.86

The above discussion and table are based on our Class A Shares (as set forth in our Form 20-F for the year ended December 31, 2022 and assuming conversion of all outstanding Class B Shares) outstanding as of December 31, 2022 and excludes:

•	6,238,316 Class A Shares issuable upon the exercise of options outstanding as of December 31, 2022, with a weighted-average exercise price of $0.0021 per share;

•	4,523,784 Class A Shares issuable upon the vesting of restricted stock units outstanding as of December 31, 2022;

•	1,285,619 Class A Shares reserved for future issuance under our 2021 Equity Incentive Plan as of December 31, 2022; and

•	14,142,839 Class A Shares issuable upon the exercise of Warrants.

Subsequent to December 31, 2022:

•	we granted options to purchase 38,160 Class A Shares, with a weighted-average exercise price of $0.0021 per share; and

•	we granted 147,318 restricted stock units; and

•	we issued warrants to purchase up to 1,007,894 Class A Shares.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

MATERIAL U.S. FEDERAL INCOME AND FOREIGN TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each as defined below) of the purchase, ownership and disposition of Class A Shares and does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address all U.S. federal income tax consequences relevant to holders subject to special rules, including, without limitation:

•	regulated investment companies or real estate investment trusts;

•	brokers, dealers, or traders in securities;

•	tax-exempt organizations or governmental organizations;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding Class A Shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Shares being taken into account in an applicable financial statement;

•	persons that actually or constructively own 10% or more (by vote or value) of our stock;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold or received Class A Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A Shares, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding Class A Shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CLASS A SHARES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Shares, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Holders

Distributions on Class A Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” if Wallbox makes distributions of cash or property on the Class A Shares, the gross amount of such distributions (including any amount of foreign taxes withheld) to a U.S. Holder will generally be treated for U.S. federal income tax purposes first as a dividend to the extent of Wallbox’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in the Class A Shares, with any excess treated as capital gain from the sale or exchange of the shares. Because Wallbox does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rates, provided that:

•

either (a) the Class A Shares are readily tradable on an established securities market in the United States, or (b) Wallbox is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

•

Wallbox is neither a PFIC (as discussed below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to a U.S. Holder in Wallbox’s taxable year in which the dividend is paid or the preceding taxable year;

•	the U.S. Holder satisfies certain holding period requirements; and

•	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

U.S. Treasury Department guidance indicates that the Class A Shares, which are listed on the NYSE, are readily tradable on an established securities market in the United States. Thus, Wallbox believes that any dividends that it pays on the Class A Shares will be potentially eligible for the lower tax rates. U.S. Holders should consult their own tax advisors regarding the availability of the lower tax rates for dividends paid with respect to Class A Shares.

The amount of any dividends paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss (which will generally will be treated as U.S. source ordinary income or loss) if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain conditions and limitations (including a minimum holding period requirement), any foreign withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability. However, recently issued Treasury regulations that apply to taxes paid or accrued in taxable years beginning on or after December 28, 2021 (the “Foreign Tax Credit Regulations”) impose additional requirements for foreign taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. Subject to certain exceptions, dividends on Class A Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by Wallbox with respect to the Class A Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” Instead of claiming a foreign tax credit, a U.S. Holder may be able to deduct any foreign withholding taxes on dividends in computing such U.S. Holder’s taxable income, subject to generally applicable limitations under U.S. law (including that a U.S. Holder is not eligible for a deduction for otherwise creditable foreign income taxes paid or accrued in a taxable year if such U.S. Holder claims a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year). The rules governing the foreign tax credit and deductions for foreign taxes are complex. U.S. Holders should consult their own tax advisors regarding the availability of the foreign tax credit or a deduction under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Class A Shares.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Class A Shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Class A Shares as determined in U.S. dollars. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Shares generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder had a holding period in the Class A Shares of more than one year. A non-corporate U.S. Holder, including an individual, who has held the Class A Shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any foreign tax (including withholding tax) is imposed upon the sale, exchange, redemption or other taxable disposition of Class A Shares, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. However, pursuant to the Foreign Tax Credit Regulations, unless a U.S. Holder is eligible for and elects the benefits of an applicable income tax treaty, any such foreign tax would generally not be a foreign income tax eligible for a foreign tax credit (regardless of any other foreign source income or gain that the U.S. Holder may have). In such case, however, the non-creditable foreign tax may reduce the amount realized on the sale, exchange, redemption or other taxable disposition of the Class A Shares. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of any applicable income tax treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

Wallbox will be classified as a passive foreign investment company (a “PFIC”), within the meaning of Section 1297 of the Code, for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (generally determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, Wallbox will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

Under the PFIC rules, if Wallbox were considered a PFIC at any time that a U.S. Holder owns Class A Shares, Wallbox would continue to be treated as a PFIC with respect to such investment unless (i) Wallbox ceases to be a PFIC and (ii) such U.S. Holder makes a “deemed sale” election under the PFIC rules.

Based on the recent, current and anticipated composition of the income, assets and operations of Wallbox and its subsidiaries, Wallbox does not expect to be treated as a PFIC in the current taxable year or in future taxable years. This is a factual determination, however, that depends on, among other things, the composition of the income and assets, and the market value of the shares and assets, of Wallbox and its subsidiaries from time to time as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Thus, the determination can only be made annually after the close of each taxable year and there can be no assurances that Wallbox will not be classified as a PFIC for the current taxable year or for any future taxable year.

If Wallbox is considered a PFIC at any time that a U.S. Holder owns Class A Shares, any gain such U.S. Holder recognizes on a sale or other disposition of the Class A Shares, as well as the amount of any “excess distribution” (defined below) such U.S. Holder receives, would be allocated ratably over such U.S. Holder’s holding period for the Class A Shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before Wallbox became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, distributions on the Class A Shares that are received in a taxable year by a U.S. Holder will be treated as excess distributions to the extent that they exceed 125% of the average of the annual distributions on the Class A Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.

Certain elections may be available that would result in alternative treatments (such as qualified electing fund treatment or mark-to-market treatment) of the Class A Shares if Wallbox is considered a PFIC. Wallbox does not intend to provide the information necessary for U.S. Holders of Class A Shares to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for an investment in a PFIC described above. If Wallbox is treated as a PFIC with respect to a U.S. Holder for any taxable year, such U.S. Holder will be deemed to own shares in any of Wallbox’s subsidiaries that are also PFICs. However, an election for mark-to-market treatment would likely not be available with respect to any such subsidiaries.

If Wallbox is considered a PFIC at any time that a U.S. Holder owns Class A Shares, such a U.S. Holder would generally also be subject to annual information reporting requirements. Failure to comply with such information reporting requirements may result in significant penalties and may suspend the running of the statute of limitations. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in Class A Shares.

Non-U.S. Holders

The section applies to Non-U.S. Holders of Class A Shares. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Class A Shares that is not a U.S. Holder, including:

•	a nonresident alien individual, other than certain former citizens and residents of the United States;

•	a foreign corporation; or

•	a foreign estate or trust.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Class A Shares

Any (i) distributions of cash or property paid to a Non-U.S. Holder in respect of Class A Shares or (ii) gain realized upon the sale or other taxable disposition of Class A Shares generally will not be subject to U.S. federal income taxation unless:

•

the distribution or gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such distribution or gain is attributable); or

•

in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Any distribution or gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if the Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected distribution or gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which gain may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Information reporting requirements may apply to distributions received by U.S. Holders of Class A Shares, and the proceeds received by U.S. Holders on the sale or other taxable disposition of Class A Shares effected within the United States (and, in certain cases, outside the United States), in each case other than for U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder is not an exempt recipient and fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the applicable withholding agent) and to certify that it is not subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding with respect to, distributions received by Non-U.S. Holders of Class A Shares, and the proceeds received by Non-U.S. Holders on the sale or other taxable disposition of Class A Shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Material Dutch Tax Considerations—Class A Shares

Dutch taxation

The summary in this Dutch taxation section solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of the Class A Shares and does not purport to describe every aspect of taxation that may be relevant to a particular holder. Tax matters are complex, and the tax consequences of the acquisition, ownership and disposal of the Class A Shares to a particular holder of Class A Shares (a “Class A Shareholder”) will depend in part on such holder’s circumstances. Accordingly, a Class A Shareholder is urged to consult his own tax advisor for a full understanding of the tax consequences of the acquisition, ownership and disposal of the Class A Shares to him, including the applicability and effect of Dutch tax laws.

Where in this summary English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this summary the terms “the Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This summary assumes that Wallbox is organized, and that its business will be conducted, in the manner outlined in this prospectus supplement. A change to such organizational structure or to the manner in which Wallbox conducts its business may invalidate the contents of this summary, which will not be updated to reflect any such change.

This summary is based on the tax law of the Netherlands (unpublished case law not included) as it stands at the date of this prospectus supplement. The tax law upon which this summary is based, is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.

The summary in this Dutch taxation section does not address the Dutch tax consequences for a Class A Shareholder who:

•	is a person who may be deemed an owner of Class A Shares for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

•	is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from Class A Shares;

•	is an investment institution as defined in the Dutch Corporation Tax Act 1969;

•	is an entity that, although in principle subject to Dutch corporation tax, is fully or partly exempt from Dutch corporation tax;

•	owns Class A Shares in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;

•

has a substantial interest in Wallbox or a deemed substantial interest in Wallbox for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person – either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes – owns or is deemed to own, directly or indirectly, 5% or more of the Class A Shares or of any class of shares of Wallbox, including any rights to acquire, directly or indirectly, an interest in the Class A Shares of Wallbox or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of Wallbox, or (b) such person’s shares, rights to acquire shares or profit participating certificates in Wallbox are held by him following the application of a non-recognition provision; or

•	is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Taxes on income and capital gains

Resident Class A Shareholders

A Class A Shareholder who is resident or deemed to be resident in the Netherlands for Dutch tax purposes is fully subject to Dutch income tax if he is an individual or fully subject to Dutch corporation tax if it is a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, as described in the summary below.

Individuals deriving profits or deemed to be deriving profits from an enterprise

Any benefits derived or deemed to be derived from or in connection with Class A Shares that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, other than as a shareholder, are generally subject to Dutch income tax at progressive rates up to 49.5%.

Individuals deriving benefits from miscellaneous activities

Any benefits derived or deemed to be derived from or in connection with Class A Shares that constitute benefits from miscellaneous activities by an individual are generally subject to Dutch income tax at progressive rates up to 49.5%.

An individual may, inter alia, derive, or be deemed to derive, benefits from or in connection with Class A Shares that are taxable as benefits from miscellaneous activities if his investment activities go beyond regular active portfolio management.

Other individuals

If a Class A Shareholder is an individual whose situation has not been discussed before in this section “Resident Class A Shareholders,” the value of his Class A Shares forms part of the yield basis for purposes of tax on benefits from savings and investments. A deemed benefit, which is calculated on the basis of a holder’s actual bank savings plus his actual other investments (including the value of his Class A Shares), minus his actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 32%. For the year 2023, the estimated deemed benefit rate for actual bank savings is 0.36%, the estimated deemed benefit rate for actual other investments is 6.17% and the estimated deemed benefit rate for actual liabilities is 2.57%. The deemed return percentages will be confirmed later. Actual benefits derived from or in connection with the Class A Shares are not subject to Dutch income tax.

Corporate entities

Any benefits derived or deemed to be derived from or in connection with Class A Shares that are held by a corporate entity, or an entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, are generally subject to Dutch corporation tax.

General

A Class A Shareholder will not be deemed to be resident in the Netherlands for Dutch tax purposes by reason only of the execution and/or enforcement of the documents relating to the issue of Class A Shares or the performance by Wallbox of its obligations under such documents or under the Class A Shares.

Non-resident Class A Shareholders

Individuals

If a Class A Shareholder is an individual who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with Class A Shares, except if:

•

he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and his Class A Shares are attributable to such permanent establishment or permanent representative;

•	he derives benefits or is deemed to derive benefits from or in connection with Class A Shares that are taxable as benefits from miscellaneous activities performed in the Netherlands; or

•

he derives profits pursuant to the entitlement to a share in the profits of an enterprise, other than as a holder of securities, which is effectively managed in the Netherlands and to which enterprise his Class A Shares are attributable.

Corporate entities

If a Class A Shareholder is a corporate entity, or an entity including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident, nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with Class A Shares, except if:

•

it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, and to which permanent establishment or permanent representative its Class A Shares are attributable; or

•

it derives profits pursuant to a co-entitlement to the net value of an enterprise which is managed in the Netherlands, other than as a holder of securities, and to which enterprise its Class A Shares are attributable.

General

If a Class A Shareholder is neither resident nor deemed to be resident in the Netherlands, such holder will for Dutch tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands by reason only of the execution and/or enforcement of the documents relating to the issue of Class A Shares or the performance by Wallbox of its obligations under such documents or under the Class A Shares.

Dividend withholding tax

General

Wallbox is generally required to withhold Dutch dividend withholding tax at a rate of 15% from dividends distributed by Wallbox, subject to possible relief under Dutch domestic law, the Treaty on the Functioning of the European Union or an applicable Dutch income tax treaty depending on a particular Class A Shareholder’s individual circumstances.

As an exception to this rule, Wallbox may not be required to withhold Dutch dividend withholding tax on dividends distributed by Wallbox if it is considered to be a tax resident of both the Netherlands and Spain, in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while the double tax treaty between the Netherlands and Spain attributes the tax residency exclusively to Spain. This exception does not apply to dividends distributed by Wallbox to (a) a holder who is resident or deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes, or (b) to a holder who is not resident nor deemed to be resident in the Netherlands for Dutch income tax purposes or Dutch corporation tax purposes but who derives profits from an enterprise which enterprise is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands, to which his Class A Shares are attributable. The concept “dividends distributed by Wallbox” as used in this Dutch taxation paragraph includes, but is not limited to, the following:

•	distributions in cash or in kind, deemed and constructive distributions and repayments of capital not recognized as paid-in for Dutch dividend withholding tax purposes;

•	liquidation proceeds and proceeds of repurchase or redemption of Class A Shares in excess of the average capital recognized as paid-in for Dutch dividend withholding tax purposes;

•

the par value of Class A Shares issued Wallbox to a Class A Shareholder or an increase of the par value of Class A Shares, as the case may be, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

partial repayment of capital, recognized as paid-in for Dutch dividend withholding tax purposes, if and to the extent that there are net profits, unless (a) the general meeting of Wallbox’s shareholders has resolved in advance to make such repayment and (b) the par value of the Class A Shares concerned has been reduced by an equal amount by way of an amendment to Wallbox’s articles of association.

Additional withholding tax

As from January 1, 2024, an additional Dutch withholding tax may apply with respect to dividends distributed or deemed to be distributed by Wallbox if the dividends are distributed or deemed to be distributed to a related party, which (i) is resident in a low-tax or non-cooperative jurisdiction as specifically listed in an annually updated Dutch regulation, (ii) has a permanent establishment in any such jurisdiction to which the dividend is attributable, (iii) is neither resident in the Netherlands nor in a low-tax or non-cooperative jurisdiction, and is entitled to the dividend with the main purpose or one of the main purposes to avoid withholding tax of another person, (iv) is a hybrid entity, or (v) is not resident in any jurisdiction, within the meaning of the Dutch Withholding Tax Act 2021. The additional Dutch withholding tax rate will be equal to the highest Dutch corporate income tax rate at the time of the dividend payment, which is currently 25.8%. Subject to further conditions, the additional Dutch withholding tax on dividends may be reduced by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As an exception to this rule, Wallbox may not be required to withhold this additional Dutch withholding tax on dividends distributed by Wallbox if it is considered to be a tax resident of both the Netherlands and Spain, in accordance with the domestic tax residency provisions applied by each of these jurisdictions, while the double tax treaty between the Netherlands and Spain attributes the tax residency exclusively to Spain.

Gift and inheritance taxes

No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of Class A Shares by way of gift by, or upon the death of, a Class A Shareholder who is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in the Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the Class A Shareholder becomes a resident or a deemed resident in the Netherlands and dies within 180 days after the date of the gift.

For purposes of Dutch gift tax and Dutch inheritance tax, a gift of Class A Shares made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

Registration taxes and duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in the Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of Class A Shares, the performance by Wallbox of its obligations under such documents, or the transfer of Class A Shares, except that Dutch real property transfer tax may be due upon an acquisition in connection with Class A Shares of real property situated in the Netherlands, (an interest in) an asset that qualifies as real property situated in the Netherlands, or (an interest in) a right over real property situated in the Netherlands, for the purposes of Dutch real property transfer tax.

Material Spanish Tax Considerations—Class A Shares

The following discussion addresses certain Spanish tax consequences of acquiring, owning or disposing, as the case may be, of the Class A Shares by Spanish and non-Spanish Holders (as defined below).

This discussion is based on domestic Spanish tax laws, including, but not limited to, tax rulings issued by Spanish tax authorities, and the U.S.-Spain Treaty (defined below). It is based upon tax laws in effect at the time of filing of this prospectus supplement. This tax section does not address the Spanish tax consequences applicable to so-called “look-through” entities under Spanish tax law (such as trusts or estates). Furthermore, this summary does not take into account the regional tax regimes in force applicable in the Historical Territories of the Basque Country and the Historical Autonomous Region of Navarre (“Concierto” and “Convenio Económico,” respectively), or the regulations adopted by the Spanish autonomous regions (Comunidades Autónomas) that may apply to investors regarding particular taxes. Tax laws are subject to change, possibly with retroactive effect. In addition, this discussion is based upon the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms. It does not purport to be a comprehensive or exhaustive description of all Spanish tax considerations that may be of relevance in the context of acquiring, owning and disposing of the Class A Shares.

For the purposes of this section, the term “Spanish Holder” shall mean a beneficial owner of Class A Shares who is an individual or corporation (as applicable) resident for Spanish tax purposes in Spain or whose ownership of Class A Shares, is effectively connected with a permanent establishment in Spain. The term “non-Spanish Holder” shall mean a beneficial owner of Class A Shares who is an individual or corporation resident for Spanish tax purposes in any country other than Spain and whose ownership of Class A Shares is not effectively connected with a permanent establishment in Spain.

The tax information presented in this section is not a substitute for tax advice. Prospective holders of Class A Shares should consult their own tax advisors regarding the Spanish tax consequences of the purchase, ownership, disposition, donation or inheritance of the Class A Shares in light of their particular circumstances, including the effect of any state, local, or other foreign or domestic laws or changes in tax law or interpretation. The same applies with respect to the rules governing the refund of any Spanish tax withheld. Only an individual tax consultation can appropriately account for the particular tax situation of each investor.

Taxation of Wallbox

As a result of Wallbox’s incorporation in the Netherlands, Wallbox is considered a tax resident of the Netherlands for Dutch corporate income tax and dividend withholding tax purposes. However, given that Wallbox’s headquarters and its Chief Executive Officer and other senior executives carry out their day-to-day management activities in Spain, Wallbox’s place of effective management is in Spain and as a result, Wallbox is also considered a resident of Spain for tax purposes. As a tax resident in both the Netherlands and Spain, Wallbox is considered a “dual resident entity” and pursuant to the current Dutch-Spanish tax treaty, any dual resident entity’s ultimate tax residency is determined by which country the entity has its place of effective management for purposes of the treaty. As previously described, Wallbox’s place of effective management is in Spain and therefore, since its incorporation, Wallbox has been and expects to continue to be treated as a tax resident in Spain. For a description of the risks associated with Wallbox’s dual entity status, please see the risk factor “Risks Relating to Wallbox’s Incorporation in the Netherlands—Wallbox’s tax residency might change if the tax residency of dual resident entities is, in the new Dutch-Spanish Tax Treaty, determined by way of reaching mutual agreement” included in our Annual Report on Form 20-F and incorporated by reference herein.

As Wallbox is therefore tax resident in Spain, Wallbox’s taxable income, whether distributed or retained, is generally subject to corporate income tax (Impuesto sobre Sociedades) (“CIT”) at a tax rate of 25%.

Dividends and other distributions received by Wallbox from domestic or foreign corporations are generally 95% exempt from CIT, inter alia, if Wallbox uninterruptedly held for a period of at least one year at least 5% of the registered share capital of the distributing corporation, which did not deduct the distributions from its own tax base. In the case of dividends and other distributions from foreign corporations, it is also required that the foreign corporation is subject to an income tax that is identical or analogous to the Spanish CIT and where the nominal tax rate is at least 10% or that there is a tax treaty in force between Spain and the country of residence of the foreign corporation which includes an information exchange clause. Subject to the above-mentioned requirements, 95% of the amount of dividends and other distributions that Wallbox receives from corporations (even if such corporations belong to the same tax consolidated group as Wallbox) are exempt from CIT. The same applies to profits earned by Wallbox from the disposition of shares in another domestic or foreign corporation. Special rules apply for this tax exemption when profit distributions or capital gains derive from entities where income from dividends or capital gains from the sale of participations exceed 70% of their total income or from entities that are subject to the Spanish tax rules on controlled foreign companies (transparencia fiscal internacional) or are not engaged in business activities (entidades patrimoniales). Losses incurred from the sale of shares meeting the above-mentioned requirements are generally not deductible for tax purposes.

A 100% tax exemption is provided for foreign income derived from a permanent establishment. Losses derived from foreign permanent establishments are not tax deductible in the tax year when they are incurred, but when the permanent establishment is liquidated.

Expenditures for external financing, amongst other items, are subject to the “interest barrier” rules. When Wallbox calculates its taxable income, the interest barrier rules generally prevent Wallbox from deducting certain net interest expense (i.e., the excess of interest expense over interest income for a given fiscal year, exceeding 30% of its taxable EBITDA (taxable earnings adjusted for interest expense, interest income and certain depreciation/amortization and other reductions)) if its net interest expense exceeds €1 million and no other exceptions apply. Special rules apply in the event of financing undertaken by shareholders or related parties for certain type of investments. Interest expense that is not deductible in a given year may be carried forward to subsequent fiscal years of Wallbox (interest carryforward) and will increase the interest expense in those subsequent years, subject to the general limitation in such fiscal years. EBITDA amounts that could not be utilized may, under certain conditions, be carried forward into the following 5 fiscal years. When a taxpayer becomes a member of a Spanish tax consolidated group for CIT purposes (as in the case of Wallbox), the interest barrier rules thresholds should be assessed at the level of the tax group.

Tax-loss carryforwards can be used to fully offset taxable income for CIT up to an amount of €1 million. If the taxable base subject to taxation exceeds this threshold, only up to 70% of the amount exceeding the threshold may be offset by tax-loss carry-forwards. Unused tax-loss carryforwards may be generally carried forward indefinitely and used in subsequent assessment periods to offset future taxable income in accordance with this rule.

Specific limitations of 50% and 25% of the taxable base before some adjustments apply to utilize tax-loss carryforwards in the case of taxpayers whose turnover in the previous tax year exceeds €20 million and €60 million.

Specific tax credits are granted for some corporate investments, among others: R&D and technological innovation investments, employment creation or creation of new jobs for disabled people.

Foreign tax credit may be claimed for any foreign tax paid on foreign-source income up to the amount of the tax payable in Spain on such income.

A tax consolidation regime is available to groups of companies, although limited to Spanish corporations that meet certain minimum requirements set forth under the CIT laws, which include, among others, a minimum shareholding requirement (75% of share capital ownership and the majority of voting rights).

Spanish Taxation of Holders of Class A Shares

General

Shareholders are taxed in particular in connection with the holding of shares (taxation of dividend income), upon the sale or disposal of shares (taxation of capital gains) and the gratuitous transfer of shares (inheritance and gift tax).

Taxation of non-Spanish Holders of Class A Shares

Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares

As a general rule, the full amount of a dividend distributed by Wallbox to a non-Spanish Holder of Class A Shares which does not maintain a permanent establishment or other taxable presence in Spain is subject to (final) Spanish withholding tax at a tax rate of 19%. This tax can be eliminated or reduced as per the application of (i) the domestic Spanish exemption implementing the EU Parent-Subsidiary Directive or (ii) the benefits of a double tax treaty ratified by Spain.

Under the EU Parent-Subsidiary Directive exemption, no Spanish withholding taxes should be levied on the dividends distributed by a Spanish subsidiary to its EU parent company or to an EU permanent establishment of its EU parent company, to the extent that the following requirements are met:

(i)    the EU parent company maintains a direct or indirect holding in the capital of the Spanish subsidiary of at least 5%. The holding must have been maintained uninterruptedly during the year prior to the date on which the distributed profit is due or, failing that, be maintained for the time required to complete such period (in the latter case, the withholding tax must be levied, although it would be refundable once the year has been completed);

(ii)    the EU parent company is incorporated under the laws of a EU member state, under one of the corporate forms listed in Annex I, Part A, of the EU Parent-Subsidiary Directive, and is subject to a Member State Corporate Income Tax (as listed in Annex I, Part B, of the EU Parent-Subsidiary Directive), without the possibility of being exempt; and

(iii)    the dividends distributed do not derive from the subsidiary’s liquidation.

This exemption shall also apply to dividends distributed by subsidiaries resident in the Spanish territory to parent companies resident in member states of the European Economic Area (“EEA”) with which Spain has an effective exchange of taxation information.

The aforesaid exemption will not be applicable if the dividend is obtained through a territory that is defined as a non-cooperative jurisdiction by Spanish regulations, and is also subject to certain anti-abuse provisions

(among which, a rule providing for the non-applicability of the exemption where the majority of the voting rights of the parent company are held directly or indirectly by non-EU/EEA-resident persons, unless it is evidenced that its incorporation and its operations are backed by valid economic motives and substantive economic reasons).

Additionally, non-Spanish Holders of Class A Shares resident in certain countries may be entitled to the benefits of a double tax treaty in effect between Spain and their country of tax residence. Such non-Spanish Holders may benefit from a reduced tax rate or an exemption under an applicable double tax treaty with Spain, subject to the satisfaction of any conditions specified in the relevant double tax treaty, including providing evidence of the tax residence of the non-Spanish Holder by means of a certificate of tax residence duly issued by the tax authorities of the country of tax residence of the non-Spanish Holder making express reference to the non-Spanish Holder’s entitlement to the benefits of such double tax treaty or, as the case may be, the equivalent document specified in the Spanish Order which further supplements the applicable double tax treaty. Tax residence certificates issued by a foreign tax authority (or equivalent documents) are generally valid for Spanish tax purposes for one year as from their date of issuance.

Non-Spanish Holders should consult their tax advisors with respect to the applicability and procedures under Spanish law for obtaining the benefit of an exemption or a reduced rate under a double tax treaty.

Hence, considering that Wallbox will generally apply a 19% withholding on dividend payments, please refer to our comments in the section “—Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares: formal procedure” regarding the formal procedure throughout which excess withholding can be avoided or refunded.

Spanish Taxation on Dividends for U.S. Treaty Beneficiaries of Class A Shares

The following discussion describes the material Spanish tax consequences for a holder that is a U.S. treaty beneficiary of holding of shares (taxation of dividend income). For purposes of this discussion, a “U.S. treaty beneficiary” is a resident of the United States for purposes of the Convention Between the United States of America and the Kingdom of Spain for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and its Protocol signed at Madrid on February 22, 1990 (Convenio entre el Reino de España y los Estados Unidos de América para evitar la doble imposición y prevenir la evasión fiscal respecto de los impuestos sobre la renta, y su Protocolo, firmado en Madrid el 22 de febrero de 1990) (the “U.S.-Spain Treaty”), who is fully eligible for benefits under the U.S.-Spain Treaty.

A holder will be a U.S. treaty beneficiary entitled to full U.S.-Spain Treaty benefits in respect of the Class A Shares if it is, inter alia:

•	the beneficial owner of the Class A Shares (and the dividends paid with respect thereto);

•	a U.S. holder;

•	not also a resident of Spain for Spanish tax purposes; and

•	not subject to the limitation on benefits (i.e., anti-treaty shopping) article of the U.S.-Spain Treaty that applies generally to assess the entitlement to the benefits of the U.S.-Spain Treaty.

Special rules apply to pension funds and certain other tax-exempt investors.

This discussion does not address the treatment of Class A Shares that are held by a permanent establishment or fixed base through which a U.S. treaty beneficiary carries on business or performs personal services in Spain.

As described above, the full amount of a dividend distributed by Wallbox to a non-Spanish Holder which does not maintain a permanent establishment or other taxable presence in Spain is subject to (final) Spanish withholding tax at a tax rate of 19%.

However, pursuant to the U.S.-Spain Treaty, the Spanish withholding tax may not exceed 15% of the gross amount of the dividends received by U.S. treaty beneficiaries. Hence, considering that Wallbox will generally apply a 19% withholding on dividend payments, please refer to our comments in the section “—Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares: formal procedure” regarding the formal procedure throughout which excess withholding can be avoided or refunded.

Spanish Taxation on Dividends for non-Spanish Holders of Class A Shares: formal procedure

Considering all the above, Wallbox will apply a withholding of 19% on dividend payments. However, when a treaty applies based on the tax residency of the holder, the exemption or reduced tax rate established in the treaty for such income shall apply, upon the taxpayer’s evidence of their tax residency, in the form established in the corresponding legislation (for instance, IRS Form 6166 for U.S. investors). For this purpose, a special procedure approved by Order of the Ministry of Finance and Treasury on April 13, 2000 is applicable to make any withholding at the corresponding rate for non-Spanish Holders, and when applicable for the exclusion of the withholding, provided that the payment procedure involves financial entities domiciled, resident or represented in Spain that are depositaries or which manage the collection of income from such securities.

Pursuant to this regulation, upon distribution of the dividend, Wallbox will withhold on the gross income of the dividend a rate of 19% in 2022 and transfer the resulting net amount to the Spanish depositary. The depositary which gives to Wallbox (as received from the corresponding investors) evidence in the established form of the right to the entitlement to the application of reduced rates or exclusion of withholding from the non-Spanish Holders shall immediately receive the excess amount withheld, for subsequent distribution to the investors. To this end, the non-Spanish Holders must, before the 10th day of the month following the distribution of the dividend, provide the depositary with a certificate of tax residency issued by the relevant tax authority of their country of residence, stating that the holder is resident in such country in the terms defined in the relevant treaty. In cases in which a reduced tax rate is provided by a treaty pursuant to an Order establishing the use of a specific form, this form must be delivered instead of the certificate. Such tax residency certificates are generally valid for one year from the date of issue for these purposes and if they refer to a specific period, they will only be valid for that period.

When an exemption or reduced withholding tax rate under a treaty is applicable, and the holder does not give evidence of its tax residency in a timely manner, the holder may request from the Spanish tax authorities the refund of the amount withheld in excess, following the procedure and using the form stipulated in Spanish Order EHA/3316/2010 of December 17, 2010.

Spanish Taxation on Capital Gains for non-Spanish Holders of Class A Shares

The capital gains from the disposition of the Class A Shares realized by a non-Spanish Holder which does not maintain a permanent establishment or other taxable presence in Spain would be treated as Spanish source income subject to tax in Spain. In particular, capital gains derived from transfer of the Class A Shares shall be subject to tax at 19%, unless a domestic exemption or a treaty applies.

Capital gains derived from Class A Shares will be exempt from taxation in Spain in either of the following cases:

a.    Capital gains obtained directly by any non-Spanish Holder of Class A Shares which is resident of another EU member state or of an EEA member state (subject to the existence of an effective exchange of information with Spain for the purposes of paragraph 4 of Law 36/2006, of 29 November) or indirectly through a permanent establishment of such non-Spanish Holder of Class A Shares in a EU member state (other than Spain) or in a qualifying EEA member state. This exemption is not applicable to capital gains obtained through a country or territory that is defined as a non-cooperative jurisdiction by Spanish regulations. Additionally, this exemption will not apply in certain cases, which include, among others, capital gains derived by non-Spanish Holders that are corporate entities, from transfers of shares that do not comply with the requirements set forth under the CIT participation exemption regime (described above under “—Taxation of Wallbox”).

b.    Capital gains realized by non-Spanish Holders of Class A Shares who are eligible to claim the benefits of a double tax treaty entered into between their country of tax residence and Spain that provides for taxation of capital gains only in such non-Spanish Holder’s country of residence.

The Spanish tax laws also provide for an exemption on capital gains realized upon dispositions of listed securities (available to non-resident holders resident in a jurisdiction having a tax treaty with Spain providing for an exchange of information clause), but since such exemption requires the trading of such securities in a Spanish regulated stock exchange (which is not expected to be the case of the Class A Shares), such exemption shall not be available.

No withholding taxes are imposed on capital gains. Please refer to our comments in the section “—Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure” regarding the formal procedure to be followed by non-Spanish Holders.

Spanish Taxation on Capital Gains for the U.S. Treaty Beneficiaries of the Class A Shares

Pursuant to the U.S.-Spain Treaty, U.S. treaty beneficiaries are not subject to Spanish tax on capital gains derived from the disposition of shares in Spanish tax resident companies (unless the capital gain refers to transfer of shares in a qualifying Spanish real estate company) and therefore should not be taxed on capital gains from the disposition of the Class A Shares.

Please refer to our comments in the section “—Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure” regarding the formal procedure to be followed by U.S. treaty beneficiaries.

Spanish Taxation on Capital Gains for non-Spanish Holders: formal procedure

Non-Spanish Holders are required to file a tax return (currently, Form 210), calculating and paying, as applicable, the resulting Spanish tax due. This tax return may also be filed, and the tax paid, by the taxpayer’s tax representative in Spain, the depository or the manager of the shares, applying the procedure and the tax return set out in Order EHA/3316/2010 of December 17, 2010.

In the event that an exemption applies, whether under Spanish law or through a treaty, the non-Spanish Holder must provide evidence of his/her/its right by providing a certificate of tax residency in a timely manner duly issued by the tax authorities of his/her/its country of residence (which must state, as the case may be, that the holder is resident in that country within the meaning of the applicable treaty) or the form stipulated in the Order implementing the applicable treaty. Such tax residency certificates are generally valid for one year from the date of issue for these purposes, and if they refer to a specific period, they will only be valid for that period.

Taxation of Spanish Holders of Class A Shares

This subsection provides an overview of dividend and capital gains taxation with regard to the general principles applicable to Spanish Holders.

Class A Shares Held by Individuals

A holder is a Spanish tax resident if, in case of an individual, he or she spends more than 183 days in Spain or has its main center of activities or economic interests, directly or indirectly, in Spain.

If the Class A Shares are held by Spanish tax resident individuals, dividends and capital gains are taxed as savings income and are subject to Spanish income tax on capital income at a tax rate of 19-28%. A 19% withholding tax would apply on dividends while capital gains are not subject to withholding tax. Such withholding tax is creditable from the personal income tax payable; if the amount of tax withheld is greater than the amount of the net personal income tax payable, the taxpayer is entitled to a refund of the excess withheld.

Losses resulting from the disposal of Class A Shares can only be offset against other income that qualify as savings income subject to certain limitations. Capital losses derived from the disposal of Class A Shares may be offset against similar capital gain items obtained during the tax period included in the saving income base. The excess, if any, may be offset against the other income included in such base with a limit of 25% of such other income. The excess, if any, may be offset in the same order within the following four years. Certain losses derived from the transfer of the Class A Shares will not be treated as capital losses when identical securities are acquired during the two months prior or subsequent to the transfer date which originated that loss.

Wealth Tax

Spanish tax resident individuals shall be subject to Wealth Tax on their total net wealth at December 31, irrespective of where their assets might be located or rights might be exercised at a tax scale with marginal rates ranging between 0.2% and 3.5%, with a minimum tax-free allowance of €700,000, without prejudice to specific rules that may have been approved by the Spanish Autonomous Regions (some of which providing for full exemption of such tax). Class A Shares shall be valued using the average trading price in the last quarter of the year.

Solidarity Tax

Spanish tax resident individuals shall also be subject to a new solidarity wealth tax for high-net-worth individuals (the “Solidarity Tax”).

The scope of the Solidarity Tax is generally equivalent to that of Wealth Tax, as it is also triggered on the individuals’ total net wealth at December 31 (and, broadly, the same valuation rules will apply for the purposes of assessing an individual’s net wealth). Rates currently range between 1.7% and 3.5%. Solidarity Tax will only be payable by individuals with net assets worth, at least, €3,000,000, plus a €700,000 minimum tax-free allowance, and certain exemptions which shall be assessed on a case-by-case basis. Furthermore, the amount paid for Wealth Tax will be deductible from the Solidarity Tax in order to avoid double taxation. The Solidarity Tax is currently established as a temporary tax which, as such, shall only be payable in 2023 and 2024 (with respect to the net wealth of eligible individuals as of December 31, 2022 and 2023, respectively), although there can be no assurance that this Solidarity Tax will not be subject to potential extensions in the future if deemed convenient by the Spanish legislator.

Inheritance and Gift Tax

The transfer of shares by inheritance or gift in favor of individuals who are resident in Spain is subject to Inheritance and Gift Tax, without prejudice to the specific legislation applicable in each Spanish Autonomous Region. The acquirer of the shares is liable for this tax as taxpayer. The applicable general tax rates range between 7.65% and 34%. However, after applying all relevant factors (such as the specific regulations imposed by each Spanish Autonomous Region, the amount of the pre-existing assets of the taxpayer and the degree of kinship with the deceased or donor), the final effective tax rate may range from 0% to 81.6%.

Class A Shares Held by Corporations

Spanish corporations and non-Spanish Holders of Class A Shares acting in Spain through permanent establishments shall include in their CIT taxable base the gross amount of dividends and capital gains received as a result of ownership of the Class A Shares. The CIT current general tax rate applicable to this income is 25%.

However, dividends and capital gains derived by a Spanish corporation could be entitled to a 95% exemption from CIT, pursuant to the considerations mentioned above in the section “—Taxation of Wallbox.” Dividends paid to Spanish corporate shareholders having a participation in Wallbox meeting the requirements to benefit from such 95% CIT exemption will not be subject to withholding on account of CIT.

Dividends distributed to CIT taxpayers holding a stake in Wallbox that does not meet the requirements to benefit from a 95% CIT exemption shall be subject to a 19% withholding tax on the total profit distributed, unless any of the withholding exemptions set forth in prevailing regulations apply, in which case, no withholding tax shall be made. This withholding shall be creditable from the CIT payable and, should the latter be insufficient, it shall give rise to the refund provided for in article 127 of the CIT Act. Capital gains deriving from the disposal of Class A Shares will not be subject to withholding tax.

Other Taxes

No Spanish transfer tax, value-added tax, stamp duty or similar taxes are assessed on the purchase, sale or other transfer of Class A Shares provided that Wallbox does not qualify as a real estate company.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Canaccord Genuity and Oppenheimer (the “sales agents”) under which we may offer and sell our Class A Shares from time to time through the sales agents, acting as agents. Pursuant to this prospectus supplement, we may offer and sell up to $100,000,000 of our Class A Shares. Sales of our Class A Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made in one or more transactions, including block transactions, through sales deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including to or through a market maker, on or through the NYSE or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, through a combination of any such methods of sale, or any other method permitted by law.

Each time we wish to issue and sell Class A Shares under the Equity Distribution Agreement, we will notify the sales agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the sales agents, unless the sales agents decline to accept the terms of such notice, the sales agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the Equity Distribution Agreement to sell our Class A Shares are subject to a number of conditions that we must meet. If we have reason to believe that our Class A Shares are no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, we will promptly notify the sales agents and sales of Class A Shares pursuant to the Equity Distribution Agreement or any terms agreement pursuant thereto may be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied. To the extent sales are made through the sales agents, we will report at least semi-annually the total number of Class A Shares sold and the net proceeds therefrom.

The settlement of sales of shares between us and the applicable sales agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our Class A Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agents a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our Class A Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agents for certain fees and disbursements of their counsel up to $175,000, in connection with the execution of the Equity Distribution Agreement, in addition to certain ongoing disbursements of their legal counsel, unless we and the sales agents otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or ongoing expense reimbursement payable to the sales agents under the terms of the Equity Distribution Agreement, will be approximately $1,181,600. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The sales agents will provide written confirmation to us before the open on the NYSE on the day following each day on which our Class A Shares are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the Class A Shares on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the sales agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the sales agents may each be required to make in respect of such liabilities.

The offering of our Class A Shares pursuant to the Equity Distribution Agreement will terminate as permitted therein.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement will be filed as an exhibit on Form 6-K and incorporated by reference to the registration statement of which this prospectus supplement forms a part.

The sales agents and their affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the sales agents may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, Canaccord Genuity and Oppenheimer may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the sales agents, and the sales agents may distribute the prospectus supplement and the accompanying base prospectus electronically.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee and FINRA filing fee.

Expenses	Amount
SEC Registration Fee	$55,100.00
FINRA Filing Fee	$225,500.00
Printing and engraving expenses	$40,000.00
Legal Fees and expenses	$696,000.00
Accounting fees and expenses	$165,000.00
Total	$1,181,600.00

LEGAL MATTERS

Loyens & Loeff N.V., Dutch counsel to Wallbox, has provided a legal opinion for Wallbox regarding the validity of the Shares, based on the assumptions and subject to the qualifications and limitations set out therein. Certain legal matters relating to U.S. law will be passed upon for Wallbox by Latham & Watkins LLP, Houston, Texas. Simpson Thacher & Bartlett LLP, Houston, Texas, is counsel to Canaccord Genuity and Oppenheimer in connection with this offering.

EXPERTS

The consolidated financial statements of Wallbox N.V. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated in this prospectus supplement and in the registration statement have been so incorporated by reference in reliance on the report of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren BV, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.wallbox.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, the accompanying base prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying base prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023; and

•

The description of our Class  A Shares contained in our registration statement on Form 8-A filed with the SEC on September 30, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus supplement, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of submission of such document.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Wallbox N.V.

Carrer del Foc, 68

Barcelona, Spain 08038

+1 (404) 574-1504

or

investors@wallbox.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

Wallbox N.V.

$500,000,000

Class A Shares

Warrants

Rights

Units

We may offer and sell up to $500,000,000 in the aggregate of our Class A ordinary shares, nominal value of €0.12 per share (“Class A Shares”), warrants to subscribe for Class A Shares, rights to subscribe for Class A Shares and units consisting of any combination of the other types of securities offered under this prospectus from time to time in one or more offerings.

This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any documents incorporated by reference therein before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A Shares are listed on The New York Stock Exchange (“NYSE”) under the symbols “WBX”. On November 11, 2022, the closing sale price as reported on NYSE of our Class A Shares was $6.00 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $500 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

On October 1, 2021 (the “Closing Date”), we closed our previously announced business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of June 9, 2021, as amended (the “Business Combination Agreement”), by and among Wallbox B.V, a private company with limited liability incorporated under the laws of the Netherlands (which was converted into Wallbox, a public company with limited liability incorporated under the laws of the Netherlands), Orion Merger Sub Corp., a Delaware corporation (“Merger Sub”), Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”) and Wallbox S.L., a Spanish limited liability company (sociedad limitada).

On the Closing Date, (i) each outstanding Class A ordinary share of Wallbox (including each such share resulting from the conversion of Wallbox’s convertible loans prior to the Closing by the noteholders thereof), and each outstanding Class B ordinary share was exchanged by means of a contribution in kind in exchange for the issuance of a number of Wallbox Class A Shares or Wallbox Class B Shares, as applicable, determined in each case by reference to an “Exchange Ratio,” calculated in accordance with the Business Combination Agreement, and (ii) each share of Kensington Class A Common Stock and Kensington Class B Common Stock outstanding immediately prior to the effective time of the merger (other than certain customarily excluded shares) was converted into and become one share of new Kensington common stock, and each such share of new Kensington common stock was immediately thereafter exchanged by means of a contribution in kind in exchange for the issuance of Wallbox Class A Shares, whereby Wallbox issued one Wallbox Class A Share for each share of new Kensington common stock exchanged. All Wallbox shareholders, other than Enric Asunción Escorsa and Eduard Castañeda, received Wallbox Class A Shares in the exchange. Each of Enric Asunción Escorsa and Eduard Castañeda received Class B Shares in the share capital of Wallbox.

In connection with the foregoing and concurrently with the execution of the Business Combination Agreement and again on September 29, 2021, Kensington and Wallbox entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for, and Wallbox agreed to issue to such PIPE Investors, an aggregate of 11,100,000 Wallbox Class A Shares at $10.00 per share for gross proceeds of $111,000,000 (the “PIPE Financing”) on the date on which the Closing occurs.

When we refer to “Wallbox,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap), and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.wallbox.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on May 2, 2022;

•	Our Current Reports on Form 6-K furnished to the SEC on February 1, 2022, June 23, 2022, and September 29, 2022;

•	The information contained in our Current Report on Form 6-K furnished to the SEC on November 10, 2022 (excluding Exhibits 99.1 and 99.2 thereto); and

•

The description of our Class  A Shares contained in our registration statement on Form 8-A filed with the SEC on September 30, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may also incorporate by reference part or all of any reports on Form 6-K that we subsequently furnish to the SEC prior to the completion or termination of any offering by identifying in such Forms 6-K that such Form 6-K, or certain parts or exhibits of such Form 6-K, are being incorporated by reference into this prospectus, and any Form 6-K (or parts thereof) so identified shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of submission of such document.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Wallbox N.V.

Carrer del Foc, 68

Barcelona, Spain 08038

+1 (404) 574-1504

or

investors@wallbox.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We believe we are a global leader in smart electric vehicle charging and energy management applications. Founded in 2015, we create smart charging systems that combine innovative technology with outstanding design and that manage the communication between user, vehicle, grid, building and charger.

Our mission is to facilitate the adoption of electric vehicles today to make more sustainable use of energy tomorrow. By designing, manufacturing, and distributing charging solutions for residential, business, and public use, we intend to lay the infrastructure required to meet the demands of mass electric vehicle (“EV”) ownership everywhere. We believe our customer-centric approach to our holistic hardware, software, and service offering allows us to solve existing barriers to EV adoption as well as anticipate opportunities soon to come. We are committed to creating solutions that will not only allow for faster, simpler EV charging but that will also change the way the world uses energy.

Our smart charging product portfolio includes Level 2 alternating current (“AC”) chargers (“Pulsar Plus”, “Commander 2” and “Copper SB”) for home and business applications, and direct current (“DC”) fast chargers (“Supernova” and “Hypernova”) for public applications. We also offer the world’s first bi-directional DC charger for the home (“Quasar” and “Quasar 2”), which allows users to both charge their electric vehicle and use the energy from the car’s battery to power their home or business, or send stored energy back to the grid. Our proprietary residential and business software “myWallbox” gives users and charge point owners complete control over their private charging and energy management activities. Meanwhile, our dedicated semi-public and public charging software platform “Electromaps” enables drivers to locate and transact with all public charging stations registered to its brand-agnostic charger database and also allows charge point operators to manage their public charging stations at scale.

As of September 30, 2022, we had over 1,100 employees and twenty-one offices across four continents and sold over 370,000 units across over 112 countries. Our products are currently manufactured in Spain and China, and we opened our first U.S. manufacturing facility in Arlington, Texas in October 2022. We remained committed to increasing our worldwide presence and believe the EV market will continue to grow as more countries commit government funds towards climate investments with the aim of reducing CO2 emissions. We believe these regulatory support packages, including the NEVI and Inflation Reduction Act programs in the United States and the European Green Deal will boost the EV sector significantly.

Through our vertically-integrated model, we keep development cycles short, enabling an accelerated time to market. Furthermore, we expect our compliance with complex certification requirements paired with our focus on engineering excellence will power our rapid growth as the global supplier of first-class charging products.

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 83012559. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands. Our principal executive offices are located at Carrer del Foc, 68 Barcelona, Spain 08038, and our telephone number is +34 930 181 668.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included herein and included in our most recent Annual Report on Form 20-F and our updates, if any, to that section in our reports on Form 6-K incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements provide Wallbox’s current expectations or forecasts of future events. Forward-looking statements include statements about Wallbox’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding Wallbox’s disclosure concerning Wallbox’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “Operating and Financial Review and Prospects,” and “Information on the Company” included in our Annual Report on Form 20-F. The risks and uncertainties include, but are not limited to:

•	Wallbox’s ability to grow and manage, which may be affected by, among other things, competition;

•	risks relating to the outcome and timing of Wallbox’s development of its charging and energy management technology and related manufacturing processes;

•	the possibility that the expected timeframe for, and other expectations regarding the development and performance of, Wallbox products will differ from current assumptions;

•	intense competition in the electric vehicle charging space;

•	risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on its business, operating results and financial condition;

•	failure to attract and retain key employees and hire qualified management, technical, engineering and sales and business development personnel;

•	legal proceedings;

•	compliance with the continued listing standards of the NYSE;

•	volatility in the market price of Wallbox’s Class A Shares;

•	a loss or disruption with respect to Wallbox’s supply or manufacturing partners;

•	delays in the development of new products and product innovations;

•	the war between Russia and Ukraine;

•	Wallbox’s internal control over financial reporting;

•	product recalls or withdrawals, litigation or regulatory enforcement actions and/or material product liability claims;

•	the inability to obtain patents or otherwise protect Wallbox’s technology and intellectual property from unauthorized use by third parties;

•

governmental regulation and other legal obligations related to privacy, data protection and information security, and related governmental enforcement actions, litigation, fines and penalties or adverse publicity; and

•	the possibility that Wallbox may be adversely affected by other economic, business, and/or competitive factors.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in our Annual Report on Form 20-F incorporated by reference into this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date thereof. Wallbox undertakes no obligation to publicly revise any forward-looking statement to reflect new circumstances or events or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks Wallbox describes in the reports it will file from time to time with the SEC after the date of this prospectus.

In addition, statements that “Wallbox believes” and similar statements reflect Wallbox’s beliefs and opinions on the relevant subject. These statements are based on information available to Wallbox as of the date thereof. And while Wallbox believes that information provides a reasonable basis for these statements, that information may be limited or incomplete. Wallbox’s statements should not be read to indicate that it has conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

Although Wallbox believes the expectations reflected in the forward-looking statements were reasonable at the time made, it cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Wallbox nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus and any subsequent written or oral forward-looking statements that may be issued by Wallbox or persons acting on its behalf.

REASONS FOR THE OFFER AND USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

This section of the registration statement includes a description of the material terms of Wallbox’s articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of Wallbox’s articles of association, which are included as an exhibit to this registration statement. We urge you to read the full text of Wallbox’s articles of association.

OVERVIEW

Wallbox was incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) on June 7, 2021 with an issued share capital of €1.20. Wallbox is registered with the Dutch trade register under the registration number 83012559. Wallbox’s corporate seat (statutaire zetel) is in Amsterdam, the Netherlands, and its business address is at Carrer del Foc 68, 08038 Barcelona, Spain.

Wallbox was converted from a Dutch private limited liability company to a Dutch public limited liability company (naamloze vennootschap) in connection with the Business Combination. Wallbox has a one-tier board structure.

Unless stated otherwise, the following is a description of the material terms of the Shares and the amended and restated articles of association.

Wallbox’s headquarters and its Chief Executive Officer and other senior executives carry out their day-to-day management activities in Spain, and as a result, Wallbox’s place of effective management is in Spain. Therefore, pursuant to the current Dutch-Spanish tax treaty, since the date of its incorporation, Wallbox has been and expects to continue to be treated as a resident of Spain for tax purposes.

Unless stated otherwise, the following is a description of the material terms of the shares and the articles of association.

SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Share Capital

Authorized Share Capital

Wallbox has three classes of shares: (i) Class A ordinary shares, each with a nominal value of €0.12 (the “Class A Shares”), (ii) Class B ordinary shares, each with a nominal value of €1.20 (the “Class B Shares”), and (iii) conversion shares, each with a nominal value of €1.08 (the “Conversion Shares”).

Wallbox’s authorized share capital amounts to €108,000,002.16, divided into 400,000,000 Class A Shares, 50,000,000 Class B Shares, and two Conversion Shares.

Under Dutch law, the authorized share capital is the maximum share capital that Wallbox may issue without amending the articles of association.

Form of Shares

Pursuant to the articles of association, Wallbox’s shares (the “Shares”) are registered shares.

Transfer of Shares

Under Dutch law, transfers of Shares (other than in book-entry form) shall require a deed executed for that purpose and, save in the event Wallbox itself is a party to such legal act, written acknowledgement by Wallbox of the transfer.

Under the articles of association, if and as long as one or more Class A Shares are admitted to trading on the NYSE, or if it may reasonably be expected that one or more Class A Shares shall shortly be admitted to trading on the NYSE, Wallbox’s board of directors (the “Board”) may resolve that the laws of the State of New York, United States of America, shall apply to the property law aspects of the Class A Shares, subject to certain overriding exceptions under the Dutch Civil Code. Such resolution and the revocation thereof shall be made available for inspection on the Wallbox’s website and at the Dutch trade register. The Board has adopted such resolution.

Conversion of Shares

Class A Shares are not convertible into any other shares of capital stock of Wallbox. Each Class B Share is convertible at any time at the option of the holder into one Class A Share and one Conversion Share. In addition, Class B Shares shall automatically convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of a conversion event set forth by the Wallbox articles of association, including (i) the sale or transfer of such shares, but excluding certain transfers permitted by the Wallbox’s articles of association, or (ii) the death or disability of the excluded holder (within the meaning of the Wallbox articles of association) of such shares, and with effect as of the conversion date (being the date that the non-executive directors determine, in their sole discretion, that a conversion event has occurred).

Notwithstanding the foregoing, all outstanding Class B Shares shall convert into Class A Shares and Conversion Shares in the same ratio referred above, upon the occurrence of the final conversion event (and with effect as per the date on which Wallbox becomes aware the final conversion event has occurred), being: (i) the date set by the Board that is no less than 61 days and no more than 180 days following the date after the date on which the aggregate number of issued and outstanding Class B Shares held (jointly) by the holders that were issued Class B Shares pursuant to the Business Combination Agreement, and their permitted transferees, represents less than 20% of the aggregate number of issued and outstanding Class B Shares held by the initial holders on the date on which Wallbox issues Class B Shares for the first time; or (ii) the date set by the meeting of holders of Class B Shares.

Upon the occurrence of a conversion event, the shareholder concerned shall be obliged to notify the Board thereof by means of a written notice addressed to the Board.

If a Conversion Share is held by anyone other than Wallbox (the “Transferor”), such Transferor shall be obliged to offer and transfer such Conversion Shares to Wallbox unencumbered (without any usufruct, right of pledge, attachment or other encumbrance and without depositary receipts issued for such Conversion Shares) and for no consideration. If and for as long as the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox, the voting rights, meeting rights and rights to receive distributions attached to the relevant Conversion Shares are suspended. If the Transferor fails to offer and transfer the relevant Conversion Shares to Wallbox within the number of days after the conversion date set forth by the Wallbox articles of association, Wallbox is irrevocably empowered and authorized to offer and transfer the relevant Conversion Shares to Wallbox and until such transaction occurs.

The end result of the conversion of Class B Shares and subsequent transfer to Wallbox of Conversion Shares is that a Wallbox shareholder will hold one Class A Share for each Class B Share it held at the time of conversion.

Issuance of Shares and Pre-emptive Rights

Issuance of Shares

Under Dutch law, the general meeting of Wallbox is authorized to issue Shares or to grant rights to subscribe for Shares and to restrict and/or exclude statutory pre-emptive rights in relation to the issuance of Shares or the granting of rights to subscribe for Shares. The general meeting of Wallbox may designate the Board competent to issue Shares (or grant rights to subscribe for Shares) and to determine the issue price and other conditions of the issue for a specified period not exceeding five years (which period can be extended from time to time for further periods not exceeding five years).

Such designation by the general meeting of Wallbox must state the number of Shares that may be issued. The designation of the Board by the general meeting of Wallbox cannot be withdrawn unless determined otherwise at the time of designation. A resolution of the Board to issue Shares (or grant rights to subscribe for Shares) and a resolution to designate the Board thereto can only be adopted at the proposal of the Board. The general meeting of Wallbox shall, in addition to the Board, remain authorized to issue Shares if such is specifically stipulated in the resolution authorizing the Board to issue Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to issue Shares (and to grant rights to subscribe for Shares).

Pre-emptive Rights

Under Dutch law and the articles of association, each shareholder has a pre-emptive right in proportion to the aggregate amount of its Class A Shares and Class B Shares upon the issuance of Class A Shares and Class B Shares (or the granting of rights to subscribe for Class A Shares and Class B Shares). No pre-emptive rights shall apply in respect of any issuance of Conversion Shares. This pre-emptive right does not apply to: (i) Shares issued to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code, (ii) Shares that are issued against payment other than in cash; and (iii) Shares issued to a person exercising a previously granted right to subscribe for Shares.

The pre-emptive rights in respect of newly issued Shares or the granting of rights to subscribe for Shares may be restricted or excluded by a resolution of the general meeting of Wallbox. Pre-emptive rights may also be limited or excluded by a resolution of the Board if the Board has been designated thereto by the general meeting of Wallbox for a specific period and with due observance of applicable statutory provisions, and the Board has also been designated to issue Shares.

A resolution of the general meeting of Wallbox to limit or exclude pre-emptive rights or a resolution to designate the Board thereto, can only be adopted at the proposal of the Board, and requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting. Unless otherwise stipulated at its grant the designation may not be withdrawn.

If the resolution of the general meeting of Wallbox to issue Shares or to designate the authority to issue Shares to the Board is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

For a period of 5 years commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to limit or exclude pre-emptive rights in respect of Shares.

Repurchase of Shares

Subject to Dutch law and the articles of association, Wallbox may acquire fully paid-up Shares either for no consideration or under universal title of succession, or if, (i) its shareholders’ equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any reserves to be maintained by Dutch law and/or the articles of association, (ii) Wallbox and its subsidiaries would thereafter not hold Shares or hold a pledge over Shares with an aggregate nominal value exceeding 50% of Wallbox’s issued share capital and (iii) the Board has been authorized thereto by the general meeting of Wallbox. Any acquisition by Wallbox of Wallbox Shares that are not fully paid-up shall be null and void.

The authorization to the Board to acquire own Shares is valid for a maximum of 18 months. As part of the authorization, the general meeting of Wallbox must specify the number of Shares that may be repurchased, the manner in which the Shares may be acquired and the price range within which the Shares may be acquired. The authorization is not required if Wallbox repurchases fully paid-up Shares for the purpose of transferring these Shares to employees of Wallbox or a group company of Wallbox as referred to in Section 2:24b Dutch Civil Code under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange.

Wallbox can, jointly with its subsidiaries, hold Shares in its own capital exceeding 10% of its issued share capital for no more than three years after acquisition of Shares for no consideration or under universal title of succession. Owned Shares pledged by Wallbox and its subsidiaries are taken into account in this respect. Any Shares held by Wallbox in excess of the amount permitted shall automatically transfer to the directors jointly at the end of the last day of such three-year period. Each director shall be jointly and severally liable to compensate Wallbox for the value of the Shares at such time, with interest at the statutory rate thereon from such time. The same applies to the acquisition of Shares for employees of Wallbox under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange and held by Wallbox for more than one year after acquisition thereof.

For a period of 18 months commencing on the date of completion of the Business Combination, the Board has been irrevocably authorized to repurchase Shares. At the annual general meeting held on June 22, 2022, this authorization has been renewed for a period of 18 months following the date of the annual general meeting.

Reduction of Share Capital

The general meeting of Wallbox may, only upon a proposal of the Board, resolve to reduce the issued share capital by (i) cancelling Shares held by Wallbox itself or (ii) amending the articles of association to reduce the nominal value of the Shares. In either case, this reduction would be subject to provisions of Dutch law and the articles of association. Under Dutch law, a resolution of the general meeting of Wallbox to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued share capital of Wallbox is present or represented at the general meeting.

If the resolution of the general meeting of Wallbox to reduce Wallbox’s issued share capital by reducing the nominal value of Shares through amendment of the articles of association is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the general meeting of Wallbox requires a prior or simultaneous approval by the group of holders of such class of Shares.

In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

Wallbox’s Shareholders’ Register

The Board must keep a shareholders’ register; the Board may appoint a registrar to keep the register on its behalf. The register must be regularly updated. The shareholders’ register may be kept in several copies and in several places. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

The shareholders’ register and records names and addresses of all holders of Shares, showing the date on which the Shares were acquired, the date of the acknowledgement by or notification of Wallbox as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct on Shares belonging to another or a right of pledge in respect of such Shares.

Certain Class A Shares are held through The Depositary Trust Company, or DTC, therefore DTC or its nominee is recorded in the shareholders’ register as the holder of those Class A Shares.

General Meetings and Voting Rights

General Meeting

General meetings of Wallbox are to be held in a location determined in accordance with Dutch law and the Articles of Association. The annual general meeting of Wallbox shall be held each year within six months after the end of Wallbox’s financial year. Other general meetings of Wallbox shall be held as often as the Board or the Chair & CEO deems necessary, and shall be held within three months after the Board has considered it to be likely that Wallbox’s equity has decreased to an amount equal to or lower than half of its paid-up and called-up share capital, in order to discuss the measures to be taken if so required.

General meetings are convened by the Board or the Chair & CEO. Pursuant to Dutch law, one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least the part of Wallbox’s issued share capital prescribed by law for this purpose, may request the Board in writing to convene a general meeting setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that the general meeting could be held within the relevant statutory period after the request, the requesting shareholders and/or other persons with meeting rights may at their request be authorized by the preliminary relief judge of the district court to convene a general meeting.

The notice of a general meeting shall be given by the Board by means of an announcement with due observance of the statutory notice period and in accordance with the law. The notice of a general meeting shall in any event state the items to be dealt with, the items to be discussed and which items to be voted on, the place and time of the meeting and the procedure for participating at the meeting whether or not by written proxy-holder.

The notice of a general meeting shall also state the record date and the manner in which the persons with meeting rights may procure their registration and exercise their rights. Those persons with meeting rights and those persons with voting rights who are listed on the record date for a general meeting as such in a register designated for that purpose by the Board, are deemed persons with meeting rights or persons with voting rights, respectively, for that general meeting, regardless of who is entitled to the Shares at the date of the general meeting of Wallbox. Under Dutch law, the record date is currently the 28th day prior to the date of a general meeting.

Pursuant to the Dutch law, a subject for discussion which has been requested in writing by one or more shareholders and/or other persons with meeting rights who individually or jointly represent at least three percent of Wallbox’s issued share capital, shall be included in the notice of the general meeting of Wallbox or shall be notified in the same manner as the other subjects for discussion, provided Wallbox has received the request (including the reasons for such request) not later than sixty days before the day of the meeting. Such written requests must comply with the conditions stipulated by the Board as to be posted on Wallbox’s website.

The general meeting of Wallbox shall be presided over by the chairman of the Board or another director designated for that purpose by the Board. If the chairman of the Board is not present at the meeting and no other director has been designated by the Board to preside over the general meeting, the general meeting itself shall appoint a chairperson. The chairperson of the general meeting shall appoint a secretary of the general meeting. Minutes of the proceedings at a general meeting shall in principle be kept by the secretary.

Voting Rights and Decision-Making

Each Class A Share confers the right on the holder to cast one vote at the general meeting of Wallbox and each Class B Share confers the right on the holder to cast ten votes at the general meeting of Wallbox. If and to the extent voting rights are not suspended, each Conversion Share confers the right on the holder to cast nine votes at the general meeting of Wallbox. To the extent the law or the articles of association do not require a qualified majority, all resolutions of the general meeting of Wallbox shall be adopted by a simple majority of the votes cast.

The chairperson of the general meeting of Wallbox shall decide on the method of voting. Abstentions, blank votes and invalid votes shall not be counted as votes. The ruling by the chairperson of the general meeting of Wallbox on the outcome of a vote shall be decisive. All disputes concerning voting for which neither the law nor the articles of association provide a solution are decided by the chairperson of the general meeting of Wallbox.

No votes may be cast at the general meeting of Wallbox for a Share held by Wallbox or a subsidiary of Wallbox. Wallbox or a subsidiary of Wallbox may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct. However, holders of a right of pledge or a right of usufruct on Shares held by Wallbox or a subsidiary of Wallbox are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to Wallbox or the subsidiary.

When determining how many votes are cast by shareholders, how many shareholders are present or represented, or which part of Wallbox’s issued share capital is represented at the general meeting of Wallbox, no account shall be taken of Shares for which, pursuant to the law or the articles of association, no vote can be cast.

Certain Major Transactions

Pursuant to Dutch law and the articles of association, the Board shall require the approval of the general meeting of Wallbox for resolutions regarding a significant change in the identity or nature of Wallbox or the enterprise connected with it, including in any event:

(a)    the transfer of the business enterprise, or practically the entire business enterprise, to a third party;

(b)    concluding or cancelling any long-lasting cooperation of Wallbox or a subsidiary of Wallbox with any other legal person or company or as a fully-liable general partner in a partnership, provided that such cooperation or cancellation thereof is of material significance to Wallbox; and

(c)    acquiring or disposing of a participating interest in the share capital of a company with a value of at least one-third of Wallbox’s assets, as shown in the consolidated balance sheet with explanatory notes thereto according to the last adopted annual accounts of Wallbox, by Wallbox or a subsidiary of Wallbox.

Board

Appointment of Directors

With respect to the Board, please refer to Item 6. “Directors, Senior Management and Employees” included in our most recent Annual Report on Form 20-F and incorporated by reference herein. On June 22, 2022, we held our annual general meeting of shareholders, the shareholders voted to appoint Donna Kinzel as our seventh non-executive director on the Board.

Liabilities of Directors

Under Dutch law, the management of a company is a joint undertaking and each director can be held jointly and severally liable to the company for damages in the event of improper or negligent performance of their duties. In such a scenario, all directors are jointly and severally liable to the company for failure of one or more co-directors. An individual director is only exempted from liability if such director proves that he or she cannot be held liable for serious culpable conduct for the mismanagement and that he or she has not been negligent in seeking to prevent the consequences of the mismanagement. In this regard, a director may refer to the allocation of tasks between the directors. Further, individual directors can be held liable to third parties based on tort, pursuant to certain provisions of the Dutch Civil Code (Burgerlijk Wetboek). In certain circumstances, including in the event of bankruptcy of the company, directors may incur additional specific civil and criminal liabilities.

Please refer to Item 7. “Major Shareholders and Related Party Transactions” included in our most recent Annual Report on Form 20-F and incorporated by reference herein for a description of the indemnification provisions in the articles of association.

Wallbox’s articles of association provide for certain indemnification rights for Wallbox’s directors relating to claims, suits or proceedings arising from his or her service to Wallbox or, at Wallbox’s request, service to other entities, as directors or officers to the maximum extent permitted by Dutch law. In addition to the indemnification rights contained in Wallbox’s articles of association, we plan to enter into indemnification agreements with our directors.

Dividends and Other Distributions

General

Wallbox may only make distributions to the extent Wallbox’s equity exceeds the sum of its paid-up and called-up part of its issued share capital and the reserves which must be maintained pursuant to the law. Distribution of profits shall be made after the adoption of the annual accounts from which it appears that the distribution is allowed.

The holders of Class A Shares and Class B Shares shall be entitled pari passu to distributions, as any and all distributions on the Shares shall be made in such a way that on each Share an equal amount or value will be distributed provided that and with observance of the following order of priority: (a) in the event of a distribution of profits in respect of a financial year, a distribution for an amount equal to one percent (1%) of the nominal value of Conversion Shares shall first be distributed on each issued and outstanding Conversion Share, and (b) following such distribution on Conversion Shares, no further distribution shall be made on Conversion Shares in respect of such financial year.

Right to Reserve and Dividend Policy

The Board may determine which part of the profits shall be reserved, with due observance of Wallbox’s policy on reserves and dividends. The general meeting of Wallbox may resolve to distribute any part of the profits remaining after reservation. If the general meeting of Wallbox does not resolve to distribute these profits in whole or in part, such profits (or any profits remaining after distribution) shall also be reserved.

Interim Distribution

Subject to Dutch law and the articles of association, the Board may resolve to make an interim distribution of profits provided that it appears from an interim statement of assets signed by the Board that the Wallbox’s equity exceeds the sum of its paid up and called up part of its issued share capital and the reserves which must be maintained pursuant to the law.

Notices and Payment

The date on which dividends and other distributions shall be made payable shall be announced in accordance with the law and published on Wallbox’s website. Distributions shall be payable on the date determined by the Board.

The persons entitled to a distribution shall be the relevant shareholders, holders of a right of usufruct on Shares and holders of a right of pledge on Shares, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.

Distributions which have not been claimed upon the expiry of five years and one day after the date when they became payable will be forfeited to Wallbox and will be carried to the reserves. The Board may determine that distributions on Shares will be made payable either in euro or in another currency.

Exchange controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations and similar rules. There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-out Procedures

A shareholder who alone or together with group companies holds at least 95% of the issued share capital of Wallbox for his or her own account may initiate proceedings against the other shareholders jointly for the transfer of their shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) (Enterprise Chamber), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

A shareholder that holds a majority of Wallbox’s issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of Wallbox’s issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving Wallbox, a contribution of cash and/or assets against issuance of Shares, the issue of new Shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Amendments to the Articles of Association

The general meeting of Wallbox may resolve to amend the articles of association at the proposal of the Board. The rights of shareholders may be changed only by amending the articles of association in compliance with Dutch law.

Dissolution and Liquidation

The general meeting of Wallbox may resolve to dissolve Wallbox at the proposal of the Board. If Wallbox is dissolved pursuant to a resolution of the general meeting of Wallbox, the members of the Board shall become liquidators of the dissolved Wallbox’s property. The general meeting of Wallbox may decide to appoint other persons as liquidators.

During liquidation, to the extent possible the articles of association shall continue to apply. The Class A Shares and Class B Shares have equal economic rights at liquidation such that any balance remaining after payment of the debts of the dissolved Wallbox shall be transferred to the shareholders pro rata in proportion to the number of Class A Shares and Class B Shares held by each shareholder, provided that and with observance of the following order of priority: an amount equal to the nominal value of Conversion Shares shall first be transferred on each Conversion Share to the holders of the Conversion Shares.

Certain Disclosure Obligations of Wallbox

Wallbox is subject to certain disclosure obligations under U.S. rules of the NYSE and the SEC. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of the NYSE as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Dutch Financial Reporting Supervision Act

On the basis of the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), or the FRSA, the Dutch Authority for the Financial Markets (Stichting Autoriteit Financiële Markten), or AFM supervises the application of financial reporting standards by Dutch companies whose securities are listed on a regulated market or comparable non-EEA trading venue.

Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from Wallbox regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt that Wallbox’s financial reporting meets such standards and (ii) recommend to Wallbox the making available of further explanations. If Wallbox does not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer) orders Wallbox to (i) make available further explanations as recommended by the AFM (ii) provide an explanation of the way Wallbox has applied the applicable financial reporting standards to its financial reports or (iii) prepare or restate our financial reports in accordance with the Enterprise Chamber’s orders.

Periodic Reporting under U.S. Securities Law

Wallbox is a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. Wallbox intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NYSE’s listing standards. Subject to certain exceptions, the NYSE rules permit a “foreign private issuer” to comply with its home country rules in lieu of the listing requirements of NYSE.

Certain Insider Trading and Market Manipulation Laws

U.S. law contains rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances. In connection with its listing on NYSE, Wallbox adopted an insider trading policy. This policy provided for, among other things, rules on transactions by members of the Wallbox Board and Wallbox employees in Shares or in financial instruments the value of which is determined by the value of the shares.

United States

The United States securities laws generally prohibits any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material nonpublic information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, Wallbox’s board of directors, officers and other employees may not purchase or sell shares or other securities of Wallbox when he or she is in possession of material, non-public information about Wallbox (including Wallbox’s business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about Wallbox.

Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Wallbox

Wallbox’s directors, executive officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers, and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

DCGC

With respect to the DCGC, please refer to Item 6. “Directors, Senior Management and Employees” included in our most recent Annual Report on Form 20-F and incorporated by reference herein.

Dutch Civil Code

The Dutch Civil Code provides for certain disclosure obligations in Wallbox’s annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in Wallbox’s annual accounts.

Transfer Agent

Wallbox lists the Class A Shares in book-entry form and such Class A Shares, through the transfer agent, will not be certificated. Wallbox appointed Continental Stock Transfer & Trust Company as its agent in New York to maintain Wallbox’s shareholders’ register on behalf of the Board and to act as transfer agent and registrar for the Shares. The Class A Shares will trade on NYSE in book-entry form.

Listing of Shares

Wallbox’s Class A Shares are listed on the NYSE under the symbol “WBX.” Beneficial interests in the Class A Shares that are traded on the NYSE are held through the electronic book-entry system provided by The Depository Trust Company, or DTC. Each person holding Class A Shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Class A Shares.

The Class B Shares and the Conversion Shares are not, and are not expected to be, listed on a stock exchange.

DESCRIPTION OF WARRANTS

Issuable Warrants

We may issue warrants for the purchase of shares of our Class A Shares. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of Class A Shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the date, if any, on and after which the warrants and the related Class A Shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	Dutch, Spanish and United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of WBX.

Each warrant will entitle its holder to purchase the number of Class A Shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A Shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock, if any.

DESCRIPTION OF RIGHTS

The following summary description of the rights to subscribe for Class A Shares (the “Rights”), and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.

The Company may issue Rights that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such Rights offering.

Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.

The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:

•	the title of the Rights;

•	the date of determining the securityholders entitled to the Rights distribution;

•	the aggregate number of Rights issued and the aggregate number of Class A Shares purchasable upon exercise of the Rights;

•	the exercise price;

•	the date on which the Rights become exercisable and the date on which the Rights will expire;

•	the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

•	if applicable, a discussion of the material Dutch, Spanish and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

•	the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to subscribe for cash the principal amount of Class A Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void (unless subject to subscription by another third party pursuant to the terms of such rights offering as described in the relevant prospectus supplement).

If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain Dutch, Spanish and United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities

TAXATION

Material tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus will be set forth in any applicable prospectus supplement relating to the offering of such securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, as amended, of 1933 (the “Securities Act”) and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A Shares will be listed on the NYSE, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Loyens & Loeff N.V., Dutch counsel to Wallbox, has provided a legal opinion for Wallbox regarding the validity of the Shares and rights, based on the assumptions and subject to the qualifications and limitations set out therein. The validity of the warrants, the rights and the units will be passed upon for Wallbox by Latham & Watkins LLP, Houston, Texas, based on the assumptions and subject to the qualifications and limitations set out therein.

Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Wallbox N.V. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of BDO Bedrijfsrevisoren BV, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren BV, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

ENFORCEMENT OF CIVIL LIABILITIES

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands, our headquarters are located in Spain and we are a tax resident of Spain with our place of effective management in Spain. The majority of our assets are located outside the United States. As of the date of this prospectus, the majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Under current practice, the courts of the Netherlands may be expected to render a judgment in accordance with the judgment of the relevant foreign court, provided that such judgment (i) is a final judgment and has been rendered by a court which has established its jurisdiction over the Dutch company on the basis of internationally accepted grounds of jurisdiction, (ii) has not been rendered in violation of elementary principles of proper procedure (behoorlijke rechtspleging), (iii) is not contrary to the public policy of the Netherlands and (iv) is not incompatible with (a) a prior judgment of a Netherlands court rendered in a dispute between the same parties, or (b) a prior judgment of a foreign court rendered in a dispute between the same parties, concerning the same subject matter and based on the same cause of action, provided that such prior judgment is capable of being recognized in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code. If no leave to enforce is granted, claimants must litigate the claim again before a competent Dutch court.

Despite any generally recognized choice of law clause for a jurisdiction other than the Netherlands contained in an agreement, a court in the Netherlands (a) may apply overriding mandatory provisions of (i) Netherlands law and (ii) the law of the country where the obligations arising out of such agreement have to be or have been performed, in so far as those overriding mandatory provisions render the performance of such agreement unlawful, (b) may refuse application of a provision of the chosen law if application thereof is manifestly incompatible with the public policy (ordre public) of the Netherlands or the European Union, (c) may, in relation to the manner of performance of such agreement and the steps to be taken in the event of defective performance, have regard to the law of the country where performance of such agreement takes place and (d) will ignore the choice of law clause to the extent it relates to (i) an act of unfair competition or an act restricting free competition, (ii) infringement of an intellectual property right, or (iii) the proprietary aspects of a transfer of title or the granting of security and other proprietary rights.

Up to $100,000,000

Class A Shares

Prospectus Supplement

Canaccord Genuity	Oppenheimer & Co.

April 3, 2023